Exhibit 12

LOCK-UP AGREEMENT

August 26, 2024

Re:

Securities Purchase Agreement, dated as of August 26, 2024 (the “Purchase Agreement”), between 5E Advanced Materials, Inc. (the “Company”) and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”) and the Placement Agency Agreement, dated as of August 26, 2024 (the “Placement Agency Agreement”), between the Company and Maxim Group LLC.

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement. Pursuant to Section 2.2(a) of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until ninety (90) days after the Closing Date (such period, the “Restriction Period”) the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into shares of Common Stock of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities provided that, in the case of clauses (i) through (vi) below, (1) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the Restriction Period from each donee, trustee, distributee or transferee, as the case may be, prior to such transfer, (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

i)	as a bona fide gift or gifts;

ii)

to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

iv)	(a) to an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;

v)	if the undersigned is a trust, to the beneficiary of such trust;

vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

vii)	transfers of shares of Common Stock or any security convertible into Common Stock pursuant to a domestic order or negotiated divorce settlement;

viii)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the shares of Common Stock or any security convertible into Common Stock held by the undersigned shall remain subject to the provisions of this Letter Agreement; or

ix)

any transfer of shares of Common Stock to the Company that is (i) deemed to occur upon the “cashless” or “net” exercise of stock options or equity-based awards or (ii) for the purpose of paying taxes (including estimated taxes) due as a result of the exercise or receipt of such shares, provided that to the extent a public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned regarding such transaction, such announcement or filing shall include a statement to the effect that such transfer was in connection with a “cashless” or “net” exercise or for the purpose of paying taxes, as applicable.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict the delivery of shares of Common Stock to the undersigned upon (i) exercise of any options granted under any employee benefit plan of the Company, or the receipt of any shares upon the grant or vesting of any equity-based awards; provided that any shares of Common Stock or Securities acquired in connection with any such exercise will be subject to the restrictions set forth in this Letter Agreement, or (ii) the exercise of warrants; provided that such shares of Common Stock delivered to the undersigned in connection with such exercise are subject to the restrictions set forth in this Letter Agreement.

Furthermore, the undersigned may enter into any new plan (or amend any existing plan) established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) to the extent a public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the Restriction Period, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restriction Period, and (ii) no sale of shares of Common Stock are made pursuant to such plan during the Restriction Period.

If the Company releases or waives any prohibition set forth in any other lock-up agreement executed pursuant to the Purchase Agreement (the “SPA Lock-Up Agreements”), the undersigned shall be immediately and fully released on the same terms from the applicable prohibitions set forth in such SPA Lock-Up Agreements.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the transactions contemplated by the Purchase Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and any Purchaser and that no Purchaser is entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

The undersigned understands that, if (i) the Closing Date shall not have occurred by September 30, 2024, or (ii) the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

*** SIGNATURE PAGE FOLLOWS ***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

BEP SPECIAL SITUATIONS IV LLC

By:	/s/ Jonathan Siegler
Name: Jonathan Siegler
Title: Managing Director and Chief Financial Officer

[Signature Page to Lock-Up Agreement]

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

5E ADVANCED MATERIALS, INC.

By:	/s/ Paul Weibel
Name: Paul Weibel
Title: Chief Executive Officer

[Signature Page to Lock-Up Agreement]